Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Services” in the ZALICO Variable Annuity Separate Account Prospectus and “Experts” in the ZALICO Variable Annuity Separate Account Statement of Additional Information, each dated April 29, 2022 and each included in this Post-Effective Amendment No. 36 to the Registration Statement (Form N-4 Nos. 333-22375 and 811-3199) under the Securities Act of 1933, and related Prospectus of ZALICO Variable Annuity Separate Account.

We also consent to the use of our reports dated April 26, 2022, with respect to the statutory-basis financial statements and supplemental schedules of Zurich American Life Insurance Company and dated April 26, 2022, with respect to the financial statements of each of the subaccounts within ZALICO Variable Annuity Separate Account, for the year ended December 31, 2021, included in this Registration Statement, filed with the Securities and Exchange Commission.

Chicago, Illinois

April 29, 2022